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Exhibit 99.2


PRESS RELEASE                                     Source: Armor Enterprises Inc.


ARMOR ELECTRIC, INC. ANNOUNCES STANDARD & POOR'S LISTING
Thursday February 24, 2:44 pm ET


SOLANA BEACH, Calif., Feb. 24, 2005 (PRIMEZONE) -- Armor Electric, Inc. (OTC BB:ARME.OB - News) is pleased to announce that it has been approved for listing in Standard & Poor's Corporation Records of publicly traded companies.

Standard & Poor's Corporation Records contain information on more than 12,000 publicly held U.S., Canadian, and International Companies. The information available includes full income statements and balance sheets, corporate profiles, equity and fixed income descriptions, recent news, shareholder reports, SEC reports, newspaper articles, press releases, officers and directors, subsidiaries and divisions. The potential users of this information are investors, traders, brokers, management consultants, and financial planners/advisors.

Standard & Poor's is the world's foremost provider of independent credit ratings, indices, risk evaluation, investment research, data and valuations. An essential part of the world's financial infrastructure, Standard & Poor's has played a leading role for more than 140 years in providing investors with the independent benchmarks they need to feel more confident about their investment and financial decisions.

About Armor Electric, Inc.

Armor Electric, Inc. is a leader in the design, manufacture, and distribution of electric battery power drive systems for land and water vehicles.

To learn more about Armor Electric, Inc. please visit us at http://www.armorelectric.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements. Such statements are indicated by words or phrases such as "believe", "will", "breakthrough", "significant", "indicated", "feel", "revolutionary", "should", "ideal", "extremely" and "excited". These statements are made under "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those described in forward-looking statements and are subject to risks and uncertainties. See the Company's filings with the Securities and Exchange Commission including, without limitation, the Company's recent Form 10-K and Form 10-Qs, which identify specific factors that may cause actual results or events to differ materially from those described in the forward-looking statements.


CONTACT:
          Armor Electric, Inc.
          Merril Moses, Investor Relations
          (858) 720-0354
          e. acg01@cablelan.net
______________________________
Source: Armor Enterprises Inc.